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EXHIBIT 11.1

                                                         EASCO, INC.
                                          CALCULATION OF NET INCOME PER COMMON SHARE
                                       (NUMBERS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                ------------------------------------  --------------------------------
                                                  SEPTEMBER 30,      SEPTEMBER 28,     SEPTEMBER 30,     SEPTEMBER 28,
                                                      1997               1996             1997               1996
                                                ---------------    ---------------    --------------    -------------
                                                              (UNAUDITED)                       (UNAUDITED)

Common Stock issued and outstanding                    12,428            12,248            12,428           12,248

Less:  Treasury Stock outstanding                       2,005             2,005             2,005            2,005

Add:  Weighted average shares of Common
            Stock equivalents (stock options)             528              --                 167             --
                                                      --------           -------          -------          -------

Weighted average shares of Common
    Stock and Common Stock equivalents
    outstanding                                        10,951            10,243            10,590           10,243
                                                      =======          ========           =======          =======

Net income                                            $ 1,277          $   (894)          $ 2,767          $ 3,851
                                                      =======          ========           =======          =======

Net income per weighted average share
    of Common Stock and Common Stock
    equivalent outstanding                            $  0.12          $  (0.09)          $  0.26          $  0.38
                                                      =======          ========           =======          =======

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